EXHIBIT 99.1

SkyTerra Communications, Inc.         Contact:
19 West 44th Street, Suite 507        Robert Lewis
New York, New York 10036              Senior Vice President and General Counsel
                                      212-730-7540
                                      info@skyterracom.com

         SKYTERRA ANNOUNCES PLANS TO SEPARATE INTO TWO PUBLIC COMPANIES

     o    Stakes in MSV and TerreStar to remain in SkyTerra

     o    SkyTerra stake in HNS and other assets to be distributed

     o    SkyTerra also announces letter of intent to merge with Motient

New York, NY September 22, 2005 - SkyTerra Communications, Inc. (OTC: SKYT) announced today that it plans to separate into two publicly owned companies:
SkyTerra, which would solely hold SkyTerra's current stake in each of Mobile Satellite Ventures LP and TerreStar Networks, Inc.; and a newly formed entity that would own all of SkyTerra's other assets including its managing interest in Hughes Network Systems, LLC (HNS). This proposed separation, which is currently expected be completed in late 2005 or early 2006, would be accomplished by a special dividend distribution of shares of the new entity to SkyTerra's shareholders of record as of a future record date. SkyTerra also announced that it had executed a non-binding letter of intent with Motient Corporation and TMI Communications & Company, among others, that would result in the consolidation of the ownership of MSV and TerreStar into Motient. This consolidation would include the merger of SkyTerra, following the special dividend distribution, into Motient, in a tax-free stock-for-stock merger.

To effect the special dividend distribution, SkyTerra will transfer all of its assets and liabilities other than its interests in MSV and TerreStar to the newly formed subsidiary. SkyTerra would then distribute to each of its voting and non-voting common stockholders shares of the new entity based on the number of shares of SkyTerra held on a record date to be set by SkyTerra's Board of Directors (and, in the case of SkyTerra's preferred stock and Series 1-A and 2-A warrants, in accordance with their terms, shares based on the number of such securities held on an as-converted or as-exercised basis). Immediately after the distribution, SkyTerra's stockholders will continue to own SkyTerra's current businesses, but will own them through their ownership in the new entity and in SkyTerra or, assuming the merger with Motient is completed, in Motient.

In announcing SkyTerra's plans, Jeffrey Leddy, Chief Executive Officer and President of SkyTerra and the newly formed entity, stated, "We believe that the separation of our interests in MSV and TerreStar from our interests in HNS and our other businesses, and the subsequent consolidation of ownership of MSV and TerreStar into Motient will help maximize shareholder value by enhancing the ability of each of these businesses to separately access the capital markets and execute their respective business plans."

The letter of intent with Motient, TMI and other MSV and TerreStar stakeholders sets out the basic terms of the proposed consolidation of the ownership of MSV and TerreStar in Motient, which include, among other things, the following:

     o In connection with all the transactions contemplated by the letter of intent, Motient would issue or commit to issue approximately 77 million shares of common stock in exchange for the outstanding MSV interests not already owned by Motient, and approximately 16 million shares for the outstanding TerreStar shares not already owned by Motient.
     o All of the outstanding MSV and TerreStar interests not already owned by Motient, other than those held by TMI, would be transferred to Motient at closing.
     o TMI would receive the right to exchange its interests in MSV and TerreStar at any time at the same exchange ratios that are being offered to the other shareholders and would subscribe for shares of a new class of Motient preferred stock with nominal economic value but having voting rights in Motient equivalent to those TMI would receive upon exchange of its MSV and TerreStar interests for Motient common stock.
     o In addition to their receipt of the special dividend, SkyTerra's securityholders would receive Motient common stock at an exchange ratio reflecting equivalent economic value for MSV/TerreStar as received by the other MSV/TerreStar stockholders. In total, SkyTerra's common and preferred stockholders would receive approximately 26 million shares of Motient common stock. SkyTerra's preferred stock would be retired in exchange for Motient common stock with a value equal to its liquidation preference and SkyTerra's common stockholders would receive the balance of the Motient shares.
     o The parties anticipate that, after the closing of the transaction, TerreStar would likely be spun-off to the shareholders of Motient (including those receiving shares in connection with these transactions). However, this spin-off would be evaluated following the closing of the other transactions, and would only be executed if it is judged by Motient's Board of Directors to be in the best interests of its shareholders at that time. In the event of a spin off of TerreStar, the exchange ratios applicable to TMI's exchange right would be modified accordingly.
     o The boards of Motient, MSV would be reconstituted with nine members mutually acceptable to the parties and in full compliance with the independence rules and regulations of NASDAQ. TerreStar would have a similarly structured board after the completion of the transaction, separate from Motient and MSV.
     o The parties anticipate that Alex Good, CEO of MSV, would become Motient's new CEO after the transaction. The parties also anticipate that Robert Brumley, CEO of TerreStar, would continue in that role after the transaction with TerreStar maintaining its own management.

The special dividend distribution is subject to a number of conditions including the filing by SkyTerra of a registration statement for the new company with the Securities and Exchange Commission, SEC clearance, final approval and the setting of a record date by SkyTerra's Board of Directors. Consummation of the merger with Motient will require successful completion of due diligence, negotiation and execution of definitive documentation, Motient and SkyTerra board and shareholder approval, and various regulatory approvals. Because the letter of intent is non-binding, the parties have no obligation to negotiate such documentation or otherwise consummate the transactions. Therefore, SkyTerra can provide no assurances that the transactions will be consummated on the currently proposed terms or will ever be consummated, or that the required corporate or regulatory approvals will be obtained.


FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the SkyTerra's future performance, operating results, strategy, plans and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms, in connection with any discussion of future results, including the SkyTerra's plans to enter into definitive documents and to conduct the special dividend and other transactions referred to in this press release. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of SkyTerra are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to, or consummate, the special dividend and other transactions referred to in this press release; the success and timing of new products and services; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Federal Communications Commission; and terrorist activities, international hostilities or natural disasters, which may affect the general economy as well as the satellite and other communications markets. We assume no obligation to update or supplement our forward-looking statements.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT MAY BECOME AVAILABLE

If a transaction is to be proposed to Motient's and SkyTerra's stockholders, each of Motient and SkyTerra would file with the Securities and Exchange Commission and distribute to their respective stockholders a Registration Statement on Form S-4, including a prospectus and proxy/consent solicitation statement, in connection with any transaction that may result from the non-binding letter of intent. SkyTerra stockholders would be urged to read these and any other related documents the corporation may issue. If and when these documents are filed, they can be obtained for free at the SEC's website, www.sec.gov. Additional information on how to obtain these documents from SkyTerra would be made available to stockholders if and when a transaction is to occur. Such documents are not currently available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SkyTerra, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies or consents from SkyTerra's stockholders in connection with any transaction that might be proposed to such stockholders. Information about the directors and executive officers of SkyTerra and their ownership of Motient and SkyTerra stock will be included in the prospectuses and proxy/consent solicitation statements if and when they become available.